Exhibit 3.1

DFI/CORP/38	United States of America
Record 2/00
State of Wisconsin

DEPARTMENT OF FINANCIAL INSTITUTIONS

To All to Whom These Presents Shall Come, Greetings:

I, RAY ALLEN, Deputy Administrator, Division of Corporate & Consumer Services, Department of Financial Institutions, do hereby certify that the annexed copy has been compared by me with the record on file in the Corporation Section of the Division of Corporate & Consumer Services of this department and that the same is a true copy thereof and the whole of such record; and that I am the Legal custodian of said record, and that this certification is in due form.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the official seal of the Department.

RAY ALLEN, Deputy Administrator
Division of Corporate & Consumer Services
Department of Financial Institutions

DATE: November 16 2005	BY:

Effective July 1, 1996, the Department of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State.

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
THE MANITOWOC COMPANY, INC.

                Articles of Amendment to the Articles of Incorporation of the Manitowoc Company, Inc. are hereby executed in duplicate by the undersigned President and Secretary of such corporation:

                1.             The name of the corporation is THE MANITOWOC COMPANY, INC. Its registered office is located in Manitowoc County, Wisconsin.

                2.             Amended and Restated Articles of Incorporation, in the form attached hereto as Exhibit A, were adopted by the shareholders of the corporation on November 5, 1984, in the manner prescribed by the Wisconsin Business Corporation Law.

                3.             The number of shares of the corporation outstanding at the time of the adoption of the Amended and Restated Articles of Incorporation, and entitled to vote theron, was 10,855,185 shares of Common Stock.

                4.             The number of shares voted in favor of the adoption of the Amended and Restated Articles of Incorporation was 8,004,151 shares. The number of shares voted against such adoption was 726,348 shares. The number of affirmative votes requisite for adoption was 7,236,790.

                5.             Adoption of the Amended and Restated Articles of Incorporation does not provide for any exchange, reclassification or cancellation of issued shares. Such adoption reduces the amount of stated capital of the corporation from $27,137,963 to $108,552, by reason of the reduction of the par value of each outstanding share of Common Stock from $2.50 to $.01.

                IN WITNESS WHEREOF, these Articles of Amendment are executed on behalf of The Manitowoc Company, Inc. and its corporate seal is hereunto affixed by its undersigned officers as of the 12th day of November, 1984.

/s/ Wesley D. Kuether
Wesley D. Kuether, Exec. Vice President

[Corporate Seal]	/s/ Charles C. West
Charles C. West, Secretary

This instrument was drafted by, and should be returned to John M. Olson, 2100 Marine Plaza, Milwaukee, Wisconsin 53202.

MANITOWOC COUNTY

Exhibit A

THE MANITOWOC COMPANY, INC.

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

These Amended and Restated Articles on incorporation supersede and take the place of the heretofore existing Articles of Incorporation and all amendments thereto.

ARTICLE I.

Name.

Section 1.1. Name.

The name of the corporation is THE MANITOWOC COMPANY, INC.

ARTICLE II.

Purposes.

Section 2.1. Purposes.

The purposes for which the corporation is organized are to engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law.

ARTICLE III.

Pre-emptive Rights.

Section 3.1. Pre-emptive Rights.

No shareholder of the corporation shall have any pre-emptive right to subscribe for or purchase stock issued time by time by the corporation.

ARTICLE IV.

Directors.

Section 4.1. Directors.

The number of directors shall be fixed from time to time by the By-Laws of the corporation, but shall not be less than five (5). The By-Laws of the corporation may provide that, in lieu of electing the whole number of directors annually, the directors may be divided into either two (2) or three (3) classes, the terms of office of such directors to be as provided in Section 180.33, Wisconsin Statues.

Section 4.2. Removal of Directors

The director may be removed from office by affirmative vote of two-thirds (2/3) of the outstanding shares entitled to vote for the election of such director, taken at a meeting of shareholders called for that purpose, and any vacancy so created may be filled by such shareholders.

Section 4.3. Committees of Directors.

The Board of Directors may, by majority vote of all its members, designate one or more committees, each to consist of three (3) or more directors elected to the committee by the Board, which may exercise the powers of the corporation or any of its divisions, but not as to declaration of dividends, election of officers or the filling of vacancies on the Board or on any such committees.

Section 4.4. Indemnification.

The corporation may indemnify any of its directors and officers, or any persons serving at its request as directors of another corporation in which it owns capital stock or of which it is a creditor, within the eliminations prescribed by law.

ARTICLE V.

Acquisition and Transfer of Shares.

Section 5.1. Acquisition of Shares by the Corporation.

The corporation is authorized by action of the Board of Directors without consent of shareholders to purchase, take, receive or otherwise acquire shares of the corporation subject to the provisions of Section 180.385(1)(a) and (b), Wisconsin Statues

Section 5.2.  Acquistions and Transfer of Shares by

Certain Shareholders

The Board of Directors shall have the authority, in its discretion, to deny transfer of any shares presented to the corporation or any transfer agent for transfer until the corporation shall have received evidence satisfactory to the Board of Directors that such transfer is not in violation of any applicable law regulating the transfer or acquisition of shares, including, without limitation, Section180.69 of the Wisconsin Statues as the same may be amended or succeeded from time to time hereafter. If at any time within two years after the date of any transfer of shares which has been recorded of the stock records of the corporation or shall reasonably appear to the Board of Directors that such transfer has taken place in violation of Section 180.69 of the Wisconsin Statues, and that the acquiring person is still the beneficial owner of such shares. The Secretary shall provide written notice of such fact to such acquiring person, and thenceforward such shares shall not be entitled to vote on any matter presented to the shareholders and shall not be treated as outstanding for purposes of determining the existence of a quorum at any annual special meeting of shareholders, nor shall any dividends or other distributions of cash , property, or securities be paid with respects to such shares, until one of the following has occurred:

(a) The Secretary shall have received evidence satisfactory to the Board of Directors that such transfer did not violate Section 180.69 of the Wisconsin Statues: or

(b) Such shares shall have been transferred to another person in a transaction which is not in violation of section 180.69 of the Wisconsin Statutes.  Any dividends which may be withheld from any shareholder of record by reason of this Section 5.2 shall be paid (without interest) to the record holder of such shares immediately after the occurrence of (a) or (b), above.

ARTICLE VI.

Distributions.

Section 6.1 Distributions.

The Board of Directors may from time to time distribute to shareholders in partial liquidation out of stated capital or net capital surplus of the corporation, a portion of its assets, in cash or property.

ARTICLE VII.

Registered Office: Registered Agent.

Section 7.1. Registered Office: Registered Agent.

The address of the registered office of the corporation is 500 South 16th Street, Mantowoc, Wisconsin 54220, and the

registered agent at the registered office of the corporation is John D. West.

ARTICLE VIII.

Capital Stock

Section 8.1. Number of Shares and Classes.

The aggregate number of shares which the corporation has authority to issue is 38.500.000 divided into the following classes:

8.1.1.  35.000.000 shares of Common Stock of the par value of $0.01 per share.

8.1.2.  3.500.000 shares of Preferred Stock of the par value of $0.01 per share.

Section 8.2. Directors’ Authority to Establish Series of Preferred Stock.

The Board of Directors is authorized to divide the Preferred Stock into series and to fix and determine the relative rights and preferences of each series.  Each series shall be so designated by the Board of Directors as to distinguish the shares thereof from the shares of all other series. All shares of Preferred Stock shall be identical except as to the following relative rights and preferences. As to which the Board of Directors may establish variations between different series not inconsistent with the provisions of these articles:

(a)                             The rate of dividend:

(b)                            The price at and the terms and conditions on which shares can be redeemed.

(c)                             The amount payable upon shares in the event of voluntary or involuntary liquidation:

(d)                            Sinking fund provisions for the redemption or purchase of shares:

(e)                             The terms and conditions on which shares may be converted into Common Stock, if the shares of any series are issued with the privilege of conversion.

(f)                               Voting rights, if any

Section 8.3. Dividends and Distributions.

The holders of Preferred Stock of all series shall be entitled to receive dividends at such rates upon such conditions and at such times as shall be stated in the resolution or resolutions of the board of Directors providing for the issuance thereof.  All dividends on Preferred Stock shall be without priority as between series, shall be paid out of net earnings or any surplus properly applicable to the payment of dividends, and shall be paid or set apart before any dividends or other distributions shall be paid or set apart for Common Stock; provided, however, that dividends may be declared and paid or set apart for Common Stock; provided, however, that dividends may be declared and paid on Common Stock in Common Stock prior to dividends on the Preferred Stock in an amount paid or set apart.  Any dividends paid upon Preferred Stock in an amount less than full cumulative dividends accrued and in arrears upon all Preferred Stock outstanding shall, if more than one series be outstanding, be distributed among the different series in proportion to the aggregate amounts which would be distributable to the Preferred Stock of each series if full cumulative dividends were declared and paid thereon.  The dividends on the Preferred Stock shall be cumulative, so that if at any time the full amount of dividends accrued and in arrears on the Preferred Stock shall not be paid, the deficiency shall be payable before any dividends or other distributions shall be paid or set apart on Common Stock (other than a distribution payable in shares of Common Stock), and before any sums shall be paid or set apart for the redemption of less than all of the Preferred Stock then outstanding.  Dividends on Preferred Stock shall accrue from date of issue.  Whenever all dividends accrued and in arrears on Preferred Stock shall have been declared and shall have been paid or set apart, the board of Directors may declare dividends on Common Stock out of the remaining net profits of the corporation, or out of surplus applicable [UNREADABLE] payment of such dividends.

Section 8.4. Liquidation Rights.

In the event of the voluntary liquidation or winding up of the corporation, the holders of Preferred Stock shall be entitled to receive out of the assets of the corporation in full the fixed voluntary liquidation amount thereof, plus accrued dividends thereon, all as provided in the resolution or resolutions providing for the issuance thereof, before any amount shall be paid to the holders of Common Stock.  In the event of the involuntary liquidation of the corporation, the holders of the Preferred Stock shall be entitled to receive out of the assets of the corporation in full the fixed involuntary liquidation amount thereof, plus accrued dividends thereon, all as provided in the resolution or resolutions providing for the issuance thereof, before any amount shall be paid to the holders of Common Stock.  If, upon the voluntary or involuntary liquidation or winding up of the corporation, the assets of the corporation shall be insufficient to pay the holders of all of the Preferred Stock the entire amounts to which they may be entitled, the assets of the corporation shall, if more than one series be outstanding, be distributed among the different series in proportion to each series if sufficient assets were available.  The holders of Preferred Stock shall not otherwise be entitled to participate in any distribution of assets of the corporation, which shall be divided or distributed among the holders of Common Stock.  No consolidation or merger of the corporation with or into another corporation or corporations and no sale by the corporation of all or substantially all of its assets shall be deemed a liquidation or winding up of the corporation.

Section 8.5. Voting Rights of Preferred Stock.

The holders of Preferred Stock shall have only such voting rights as shall be stated in the resolution or resolutions of the Board of Directors providing for the issuance thereof, except to the extent that such limitation may be inconsistent with the provisions of the Wisconsin Business Corporation Law.

ARTICLE IX.

Amendments.

Section 9.1. Amendments.

These Amended and Restated Articles of Incorporation may be amended in the manner authorized by law at the time of the amendment.

THIS INSTRUMENT DRAFTED BY

ATTORNEY JOHN. M. OLSON

MILWAUKEE, WISCONSIN

Restated Art. Of Inc.

LAW OFFICES

WHYTE & HIRSCHBOECK

2100 MARINE PLAZA

MILWAUKEE, WISCONSIN 53202-4004

STATE OF WISCONSIN

FILED

NOV 16 ‘84

DOUGLAS LA FOLLETTE

SECRETARY OF STATE

ARTICLES OF MERGER OF MANITOWOC SHIPBUILDING, INC. 01 1M08591

INTO THE MANITOWOC COMPANY, INC. 01 1M03408

On behalf of the corporations named herein, and pursuant to Section 180.685 of the Wisconsin Business Corporation Law, the undersigned hereby make and execute these Articles of Merger and state as follows:

A.            Plan of Merger.  A true and correct copy of the Plan of Merger is attached hereto as Exhibit A and is incorporated herein by reference.

B.            Shares of Subsidiary Corporation.  Manitowoc Shipbuilding, Inc., a Wisconsin corporation (the “Subsidiary Corporation”) has issued and outstanding 100,000 shares of its common stock, such common stock being its only class of stock outstanding. One hundred percent (100%) of such issued and outstanding shares is held by The Manitowoc Company, Inc., a Wisconsin corporation (the “Surviving Corporation”).

C.            Other Shareholders of Subsidiary.  There are no shareholders of the Subsidiary Corporation other than the Surviving Corporation.

D.            Effective Date.  The effective time and date of the merger is 5:00 P.M. on March 27, 1988.

E.             Registered Offices.  The registered office of The Manitowoc Company, Inc. is located in Manitowoc County, Wisconsin. The registered office of Manitowoc Shipbuilding, Inc. is located in Manitowoc County, Wisconsin.

IN WITNESS WHEREOF, the undersigned officers of the Surviving Corporation and the Subsidiary Corporation have executed these Articles of Merger in duplicate as of the 27th day of March, 1988.

THE MANITOWOC COMPANY, INC.

	By:	/s/ Ralph Helm
President
(CORPORATE SEAL)	Attest:
(if none, so state)	/s/ Frank E. Stevens
Secretary

MANITOWOC SHIPBULDING, INC.

(CORPORATE SEAL)	By:	/s/ [ILLEGIBLE]
(if none, so state)	President
Attest:
/s/ Frank E. Stevens
Secretary

This instrument was drafted by Attorney Thomas A. Simonis, Whyte & Hirschboeck S.C., 111 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

These Articles of Merger are to be recorded in Manitowoc County, Wisconsin.

Please return to:	Mr. Frank E. Stevens
Secretary
The Manitowoc Company
P. O. Box 66
Manitowoc, Wisconsin 54220

EXHIBIT A

PLAN OF MERGER OF
 MANITOWOC SHIPBUILDING, INC.
a Wisconsin corporation

into

THE MANITOWOC COMPANY, INC.

a Wisconsin corporation

This is a Plan of Merger pursuant of Section 180.685 of the Wisconsin Business Corporation Law.

A.            The name of the subsidiary corporation is Manitowoc Shipbuilding, Inc. (hereinafter designated as the “Subsidiary Corporation”); the name of its parent corporation is The Manitowoc Company, Inc. (hereinafter designated as the “Surviving Corporation”) which owns 100% of the issued and outstanding capital stock of the Subsidiary Corporation. The Surviving Corporation and the Subsidiary Corporation are referred to herein as the Merging Corporations.

B.             Upon the Effective Date (as hereinafter defined), the separate existence of the Subsidiary Corporation shall cease and, upon such Effective Date, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public nature as well as a private nature, of each of the Merging Corporations; and all property (real, personal and mixed), and all debts due on whatever  account, including subscription to shares and all other choses in action, and all and every other interest of or belonging to or due to the Subsidiary Corporation shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either of the Merging Corporations shall not revert or be in any way impaired by reason of the merger. The Surviving Corporation shall, as of the Effective Date, henceforth be responsible and liable for all of the liabilities and obligations of the Subsidiary Corporation; and any claim existing or action or proceeding pending by or against the Subsidiary Corporation may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of the Subsidiary Corporation shall be impaired by the merger.

C.             The Articles of Incorporation of the Surviving Corporation as in effect on the Effective Date shall continue to be the Articles of Incorporation of the Surviving Corporation and the directors and officers of the Surviving Corporation shall continue to be the officers and directors of the Surviving Corporation until their successors have been duly elected or appointed, as the case may be.

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D.            The By-Laws of the Surviving Corporation as in effect of the Effective Date shall continue to be the By-Laws of the Surviving Corporation.

E.             The issued and outstanding shares of the Subsidiary Corporation shall be cancelled as of the Effective Date and the issued and outstanding shares of the Surviving Corporation as of the Effective Date shall continue to be the issued and outstanding shares of the Surviving Corporation as of such date.

F.             The merger shall be effective as of 5:00 p.m. on March 27, 1988 (the “Effective Date”).

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Merger

Merger: Manitowoc Shipbuilding, Inc. (Domestic)

Into: The Manitowoc Company, Inc. (Domestic) (Survivor)

[ILLEGIBLE]

Manitowoc
State of Wisconsin
Filed
MAR 25 1988
DOUGLAS LA FOLLETTE
SECRETARY OF STATE

$30.00 ph, $75.00 Exp. Fee

Atty. Thomas A. Simonis
Whyte & Hirschboeck, S.C.
111 East Wisconsin Ave.
Milwaukee, WI. 53202

ARTICLES OF AMENDMENT

Stock (for profit)

A.	Name of Corporation:	THE MANITOWOC COMPANY, INC.
(Prior to any change affected by this amendment)

Text of Amendment (Refer to the existing articles of incorporation and Instruction A. Determine those terms to be changed and set forth below the number identifying the paragraph being changed and how the amended paragraph is to read.)

RESOLVED, THAT, the articles of incorporation be amended as follows:

Section 8.1 Number of Shares and Classes.

The number of shares which the corporation has authority to issue is 78,500,000, divided into the following classes:

8.1.1   75,000,000 shares of Common Stock of par value $0.01 per share.

8.1.2   3,500,000 shares of Preferred Stock of the par value of $0.01 per share.

B.	Amendment(s) adopted on	May 5, 1998
(date)

Indicate the method of adoption by checking the appropriate choice below:

☐ In accordance with sec. 180.1002, Wis. Stats. (By the Board of Directors)

        OR

☒ In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)

        OR

☐ In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)

C.	Executed on behalf of the corporation on	May 21, 1998
(date)
/s/ Philip D. Keener
(signature)
Philip D. Keener
(printed name)
Treasurer
(officer’s title)

D.	This document was drafted by	Philip D. Keener
(name of individual required by law)

FILING FEE - $40.00 OR MORE

SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures

$10,000.00 fee AP

CHAPTER 180

STATE OF WISCONSIN

FILED

JUNE-2 1998

DEPARTMENT OF

FINANCIAL INSTITUTIONS

Amends Article B to increase
authorized shares

from:   35,000,000 shares common @ $.01 par value
and 3,500,00 shares preferred @ $.01 par value

to:   75,000,000 shares common @ $.01 par value
and 3,500,000 shares preferred @ $.01 par value

Philip Keener

The Manitowoc Company

P.O. Box 66

Manitowoc, WI 54221-0066

RECEIVED	STATE OF WISCONSIN
MAR 16 2006	FILED
WISCONSIN	MAR 17 2006
DFI	DEPARTMENT OF
FINANCIAL INSTITUTIONS

State of Wisconsin

DEPARTMENT OF FINANCIAL INSTITUTIONS

Division of Corporate & Consumer Services

ARTICLES OF AMENDMENT—STOCK, FOR-PROFIT CORPORATION

A.           The present corporate name (prior to any change affected by this amendment) is:

The Manitowoc Company, Inc.

Text of Amendment (Refer to the existing articles of incorporation and the instructions on the reverse of this form. Determine those items to be changed and set forth the number identifying the paragraph in the articles of incorporation being changed and how the amended paragraph is to read.)

RESOLVED, that Article VIII, Section 8.1, of the Articles of Incorporation be and the same is hereby amended in its entirety to read as follows:

Section 8.1  Number of Shares and Classes.

The aggregate number of shares which the corporation has authority to issue is 153,500,000, divided into the following classes:

8.1.1.                     150,000,000 shares of Common Stock of the par value of $0.01 per share.

8.1.2.                     3,500,000 shares of Preferred Stock of the par value of $0.01 per share.

FURTHER RESOLVED, that the effective date of this Amendment to the Articles of Incorporation shall be March 31, 2006.

FILING FEE - $40.00 See instructions, suggestions and procedures on following pages.

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This Amendment shall have a delayed effective date of March 31, 2006.

B. Amendment(s) adopted on February 24, 2006

(Indicate the method of adoption by checking (X) the appropriate choice below.)

☒  In accordance with sec. 180.1002, Wis. Stats. (By the Board of Directors) 180.1002(5)

OR

☐  In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)

OR

☐  In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)

C. Executed on March 16, 2006	/s/ Maurice D. Jones
(Date)	(Signature)

Title:   ☐  President     ☐  Secretary

Or other officer title	Senior Vice President,	Maurice D. Jones
	General Counsel and Secretary	(Printed name)

This document was drafted by Fredrick G. Lantz, Esq.

                                                                (Name the individual who drafted the document)

INSTRUCTIONS (Ref. sec. 180.1006 Wis. Stats. for document content)

Submit one original and one exact copy to Dept. of Financial Institutions, P.O. Box 7846, Madison WI, 53707-7846, together with a FILING FEE of $40.00 payable to the department. Filing fee is non-refundable. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave., 3rd Floor, Madison WI, 53703). The original must include an original manual signature, per sec. 180.0120(3)(c), Wis. Stats. NOTICE: This form may be used to accomplish a filing required or permitted by statute to be made with the department. Information requested may be used for secondary purposes. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing-impaired may call 608-266-8818 for TDY.

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ARTICLES OF AMENDMENT—Stock, For-Profit Corporation

CYNTHIA Z. JORGENSEN

QUARLES & BRADY LLP

411 EAST WISCONSIN AVENUE, ST. 2040

MILWAUKEE, WI 53202-4497

Your return address and phone number during the day: (414) 277-5191

INSTRUCTIONS (Continued)

A.                                   State the name of the corporation (before any change affected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g., “Resolved, that Article 1 of the articles of incorporation be amended to read:          (enter the amended article). If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B.                                     Enter the date of adoption of the amendment(s). If there is more than one amendment, identify the date of adoption of each. Mark (X) one of the three choices to indicate the method of adoption of the amendment(s).

                                                By Board of Directors—Refer to sec. 180.1002 for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

                                                By Board of Directors and Shareholders—Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec. 180.1003, Wis. Stats., for specific information.

                                                By Incorporators or Board of Directors—Before issuance of shares—See sec. 180.1005, Wis. Stats., for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

C.                                     Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer of the corporation (or incorporator if directors have not been elected), or a court-appointed receiver, trustee or fiduciary. A director is not empowered to sign.

If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark.

FILING FEE - $40.00

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